       As filed with the Securities Exchange Commission on August 6, 1998

                                                Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    Form S-8

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                          QUINTILES TRANSNATIONAL CORP.
             (Exact name of registrant as specified in its charter)

   North Carolina                                            56-1714315
   (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                            Identification No.)

   4709 Creekstone Drive,
   Riverbirch Building, Suite 200
   Durham, North Carolina                                    27703-8411
   (Address of Principal Executive Offices)                  (Zip Code)

                          QUINTILES TRANSNATIONAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                            Dennis B. Gillings, Ph.D.
                Chairman of the Board and Chief Executive Officer
                          Quintiles Transnational Corp.
              4709 Creekstone Drive, Riverbirch Building, Suite 200
                        Durham, North Carolina 27703-8411
                     (Name and address of agent for service)

                                 (919) 941-2000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Gerald F. Roach, Esq.
          SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.
                              Post Office Box 2611
                       Raleigh, North Carolina 27602-2611
                                 (919) 821-1220


                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
 Title of securities to be registered   Amount to be      Proposed maximum      Proposed maximum        Amount of
                                        registered(1)    offering price per    aggregate offering    Registration fee
                                                              share(2)                price
------------------------------------------------------------------------------------------------------------------------
   Common Stock, par value $.01 per    300,000 shares         $44.0625            $13,218,750           $3,899.54
                    share
========================================================================================================================

(1) Plus such indeterminate number of shares as may be issued pursuant to certain anti-dilution provisions contained in the plan.

(2) Pursuant to Rule 457(c) and (h), based upon the average of the high and low prices for the Company's Common Stock reported on the Nasdaq Stock Market on August 5, 1998.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE

         As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this registration statement omits the information specified in Part I (Items 1 and 2) of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b) under the Securities Act. Such documents are not being filed with the Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This registration statement is filed to register an additional 300,000 shares of common stock of Quintiles Transnational Corp. (the "Company") for issuance under the Company's Employee Stock Purchase Plan (the "ESPP"). A registration statement relating to the ESPP (Registration No. 333-16553) is effective, and the contents of such registration statement are incorporated in this registration statement by reference. In accordance with General Instruction E of Form S-8, this registration statement contains only such information required by Form S-8 that is not otherwise included in Registration Statement No. 333-16553.

Item 3.  Incorporation of Documents by Reference

         The following documents have been filed by the Company with the Commission and are incorporated herein by reference:

         (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (2) Quarterly Reports on Forms 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998;

         (3) Current Reports on Form 8-K dated February 2, 1998, February 4, 1998, February 26, 1998, March 2, 1998 (amended March 20, 1998 on Form 8-K/A), March 20, 1998, April 22, 1998 and July 22, 1998;

         (4) Registration Statement on Form 8-A filed on February 28, 1994 and amended April 11, 1994 containing a description of the Common Stock of the Company.

         All reports and other documents filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered under the plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this Registration Statement except as so modified, and any statement so superseded shall not be deemed to constitute part of this Registration Statement.

Item 8.  Exhibits

         The following exhibits are filed or incorporated by reference as a part of this registration statement:

Exhibit
No.      Description
---      -----------

 4.1(1)  Specimen Common Stock Certificate

 4.2(2)  Amended and Restated Articles of Incorporation, as amended

 4.3(3)  Amended and Restated Bylaws

 5       Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan,
         L.L.P.

23.1 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (contained in the opinion submitted as Exhibit 5 hereto)

23.2     Consent of Ernst & Young LLP

23.3     Consent of KPMG

23.4     Consent of PricewaterhouseCoopers LLP

24       Power of Attorney (included as part of the signature page)

99(4)    Quintiles Transnational Corp. Employee Stock Purchase Plan

---------------------------

(1) Exhibit to the Company's Registration Statement on Form S-1, as amended, as filed with the Commission (Reg. No. 33-75766) effective April 20, 1994 and incorporated by reference herein.

(2) Exhibit to the Company's Registration Statement on Form S-3, as amended, as filed with the Commission (Reg. No. 333-19009) effective February 21, 1997 and incorporated herein by reference.

(3) Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as filed with the Commission on March 25, 1996, as amended on May 16, 1996, and incorporated herein by reference.

(4) Exhibit to the Company's Registration Statement on Form S-8 as filed with the Commission (Reg. No. 333-16553) effective November 21, 1996, and incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on the 6th day of August, 1998.


                                     QUINTILES TRANSNATIONAL CORP.



                                     By:  /s/ Dennis B. Gillings
                                          ------------------------------------
                                          Dennis B. Gillings
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis B. Gillings and Rachel R. Selisker and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons as of August 6, 1998 in the capacities indicated.

          Signature                                    Title
          ---------                                    -----

       /s/ Dennis B. Gillings      Chairman of the Board of Directors and
--------------------------------   Chief Executive Officer
Dennis B. Gillings, Ph.D.

       /s/ Rachel R. Selisker      Chief Financial Officer, Executive Vice
--------------------------------   President Finance, and Director
Rachel R. Selisker                 (Principal accounting and financial officer)

       /s/ Robert C. Bishop        Director
--------------------------------
Robert C. Bishop, Ph.D.

                                   Director
--------------------------------
E. G. F. Brown

       /s/ Vaughn D. Bryson        Director
--------------------------------
Vaughn D. Bryson

       /s/ Santo J. Costa          President, Chief Operating Officer, and
--------------------------------   Director
Santo J. Costa

       /s/ Chester W. Douglass     Director
--------------------------------
Chester W. Douglass, Ph.D.

       /s/ Lawrence S. Lewin       Chief Executive Officer, The Lewin Group, and
--------------------------------   Director
Lawrence S. Lewin

       /s/ Arthur M. Pappas        Director
--------------------------------
Arthur M. Pappas

                                   Chief Executive Officer, Quintiles CRO, and
--------------------------------   Director
Ludo J. Reynders, Ph.D.

       /s/ Eric J. Topol           Director
--------------------------------
Eric J. Topol, M.D.

                                   Director
--------------------------------
Virginia V. Weldon, M.D.

                                   Chief Executive Officer, Innovex Limited, and
--------------------------------   Director
David F. White

                          QUINTILES TRANSNATIONAL CORP.
                                  EXHIBIT INDEX

Exhibit
No.      Description
---      -----------

 4.1(1)  Specimen Common Stock Certificate

 4.2(2)  Amended and Restated Articles of Incorporation, as amended

 4.3(3)  Amended and Restated Bylaws

 5       Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan,
         L.L.P.

23.1 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (contained in the opinion submitted as Exhibit 5 hereto)

23.2     Consent of Ernst & Young LLP

23.3     Consent of KPMG

23.4     Consent of PricewaterhouseCoopers LLP

24       Power of Attorney (included as part of the signature page)

99(4)    Quintiles Transnational Corp. Employee Stock Purchase Plan

---------------------------

(1) Exhibit to the Company's Registration Statement on Form S-1, as amended, as filed with the Commission (Reg. No. 33-75766) effective April 20, 1994 and incorporated by reference herein.

(2) Exhibit to the Company's Registration Statement on Form S-3, as amended, as filed with the Commission (Reg. No. 333-19009) effective February 21, 1997 and incorporated herein by reference.

(3) Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as filed with the Commission on March 25, 1996, as amended on May 16, 1996, and incorporated herein by reference.

(4) Exhibit to the Company's Registration Statement on Form S-8 as filed with the Commission (Reg. No. 333-16553) effective November 21, 1996, and incorporated herein by reference.